UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2020

VUZIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35955	04-3392453
(Commission File Number)	(IRS Employer Identification No.)

25 Hendrix Road, Suite A, West Henrietta, New York 14586

(Address of principal executive offices)(Zipcode)

(585) 359-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	VUZI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective May 13, 2020, Vuzix Corporation (the “Company”) implemented a modification to its previously announced compensation adjustment program adopted May 4, 2020. Under this modification, resulting from the fact that the Company originally indicated to its employees that the program would be reassessed if it raised at least $10,000,000 in new equity, all affected employees (excluding the executive officers) were given the option to return their salaries to their pre-adjustment levels or take a smaller salary reduction, and forfeit all or a proportionate amount of the stock award they received in connection with the program. Employees who previously elected to take a reduced work schedule were returned to their full work schedules and pre-adjustment salary levels, and cash salary and retainer reductions for the Company’s executive officers and non-employee board members remain at 50%.

The Company estimates that under this program, as modified, the Company will save approximately $800,000 in cash payroll expenses and the Company will issue approximately 800,000 shares of restricted common stock. This is a reduction from the May 6, 2020, 8-K reported estimated savings of $1,200,000 in cash payroll expenses and approximately 1,200,000 shares of restricted stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	VUZIX CORPORATION

	By:	/s/ Grant Russell
Grant Russell
Chief Financial Officer